UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1/26/2011

Commission File Number

Kraton Performance Polymers, Inc.	001-34581
Kraton Polymers LLC	333-123747

Kraton Performance Polymers, Inc.

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521
Kraton Polymers LLC	Delaware	26-3739386
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of Targets for 2011 Cash Incentive Plan. On January 26, 2011, the Compensation Committee of Kraton Performance Polymers, Inc. approved the 2011 Performance Targets under the Kraton Polymers LLC Cash Incentive Plan (Effective November 30, 2009) for the Kraton Leadership Team, which includes our named executive officers.

For the bonus year that ends December 31, 2011, the Committee has established the following Target Bonus amounts for our named executive officers:

Named Executive Officer	Target Bonus
Kevin Fogarty	1.0 x Base Salary
Stephen E. Tremblay	.50 x Base Salary
Larry R. Frazier	.50 x Base Salary
Lothar Freund	.50 x Base Salary

As described more fully below, if the Business Performance Targets and the Personal Performance Targets are achieved at the maximum, or “stretch,” levels, each named executive officer’s actual bonus can be up to two times his Target Bonus.

The Compensation Committee has established Business Performance Targets for the Company and Personal Performance Targets for each named executive officer and has assigned a percentage weighting to the achievement of each. The actual bonus earned shall be the sum of the amount earned for achievement of Business Performance Targets and the amount earned for the achievement of the Personal Performance Targets.

The Business Performance Targets are comprised of three performance measures, each of which is assigned an individual weighting by the Committee: achievement of adjusted EBITDA; achievement of operating cash flow; and percentage of innovation sales (percentage of income generated from sales of products commercialized within the past five years).

The Personal Performance Targets are comprised of a number of unique, individual performance measures, each of which is assigned an individual weighting, within the executive’s area of management or control.

The Committee has established threshold, target and stretch targets for each of the Business Performance Targets and Personal Performance Targets, which if achieved, will provide a bonus multiplier of between 0.5 and 2.0, with 1.0 being target.

Any such bonuses will be paid in cash, and the Company expects that such payments, if any, will be made in first quarter 2012.

Establishment of NEO Base Compensation for 2011. On January 26, 2011, our Compensation Committee established annual base compensation for our executive officers, including our named executive officers, which action was ratified by our board of directors on January 27, 2011. For 2011, Mr. Fogarty’s base compensation was raised to $700,000 (from $525,000), and Mr. Freund’s was raised to $325,000 (from $300,000). Base compensation of our other named executive officers was unchanged.

Amendment to Mr. Fogarty’s Employment Agreement. In connection with the change to his base salary, Mr. Fogarty amended his employment agreement to reflect the new compensation. No other terms were amended.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibit

Exhibit 99.1: First Amendment to Employment Agreement (Kevin M. Fogarty)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: February 1, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer

Kraton Polymers LLC

Date: February 1, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1:	First Amendment to Employment Agreement (Kevin M. Fogarty)